UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2015

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

155 North Lake Avenue, Pasadena, California	91101
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Consistent with the Current Report on Form 8-K filed on September 30, 2014 by Jacobs Engineering Group Inc. (the “Company”), John W. Prosser, Jr. ceased serving as the Company’s Executive Vice President, Finance and Administration, effective January 5, 2015. Mr. Prosser’s responsibilities as the principal financial officer of the Company were transitioned to the Company’s new Executive Vice President and Chief Financial Officer, Kevin C. Berryman. In recognition of Mr. Prosser’s assistance and contributions to the Company during the four months for which he was actively employed during fiscal 2015, the Company’s Human Resource and Compensation Committee approved a discretionary $250,000 cash transition bonus payable to Mr. Prosser in December 2015.

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)	On January 29, 2015, the Company held its annual meeting of shareholders, at which the following items were voted upon:

(1)    Election of Directors:

Nominee	For	Against	Abstain
Joseph R. Bronson	97,823,671	1,419,609	289,910
Juan José Suárez Coppel	97,805,121	1,431,408	296,661
Peter J. Robertson	98,636,220	562,617	334,353
Noel G. Watson	97,077,626	1,967,102	488,462
There were 15,616,730 broker non-votes in the election of directors.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 2, 2015:

For	Against	Abstain
113,550,248	1,250,317	349,355
There were no broker non-votes on the proposal.
(3)    Advisory vote on the Company's executive compensation:

For	Against	Abstain
96,927,368	2,086,712	519,110
There were 15,616,730 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:    /s/ Kevin C. Berryman
Name:    Kevin C. Berryman
Title:    Executive Vice President
Chief Financial Officer

Date:    February 2, 2015

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